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                                                                 EX-23.1
                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in Registration Statements on Forms S-8 (File Nos. 2-83724, 33-12324, 33-38267 and 33-55587) pertaining to the
Transamerica Corporation Employee Stock Savings Plan of our report dated February 20, 1998, with respect to the financial statements of Transamerica Corporation Employee Stock Savings Plan included in this Annual Report on Form 11-K for the year ended December 31, 1997.


                                                           Ernst & Young LLP

Los Angeles, California
March 26, 1998